Exhibit 77Q1
For period ending   December 31, 2007

File number 811-4919


FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Series Trust - U.S. Allocation Portfolio
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  The Blackstone Group
2.  Date of Purchase:  6/21/2007		3.  Date offering commenced: 6/21/2007
4.  Underwriter(s) from whom purchased:  Citigroup
5.  Affiliated Underwriter managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased:  1,755 shares
7.  Aggregate principal amount or total number of shares of
    offering:  133,333,334 shares
8.  Purchase price per unit or share(net of fees and expenses):  $31.00
9.  Initial public offering price per unit or share:  $31.00
10.  Commission, spread or profit:  ____________%            $_0.756___________
11.  Have the following conditions been satisfied?				YES		NO
     a.  The securities are part of an issue registered under the
	 Securities Act of 1933 that is being offered to the public, or is
	 part of an issue of government securities (as defined in
	 section 2(a)(16) of the 1940 Act).					X_______	_______
     b.	 The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding
         the day on which the offering terminated).				X_______	_______
     c.	 The securities purchased at a price not more then the price
         paid by each other purchaser in the offering.				X_______	_______
     d.	 The underwriting was a firm commitment underwriting.
         									X_______	_______
     e.	 The commission, spread or profit was reasonable and fair in 	 	YES		NO
         relation to that being received by others for underwriting
         similar securities during the same period.				X_______ 	_______
     f.	 The issuer of the securities and any predecessor has been in
         continuous operation for not less than three years.			X_______ 	_______
     g.  The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if
         applicable) exercises investment discretion did  			X_______ 	_______
         not exceed 25% of the principal amount of the offering.
     h.	 No Affiliated Underwriter benefited directly or indirectly from
	 the purchase.								X_______ 	_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved: /s/ Jim Malles		Date:7/2/07
Print Name:  Jim Malles

		                                 UBS Series Trust - U.S. Allocation Portfolio